Exhibit 99.1

Contact:    Dana Hambly
Director, Investor Relations
Phone:    (615) 890-9100

NHI to Participate in the Mizuho Inaugural Healthcare REIT Conference

MURFREESBORO, Tenn.--(April 3, 2020) - National Health Investors (NYSE: NHI) announced that senior management will be conducting virtual meetings with institutional investors as part of the Mizuho Inaugural Healthcare REIT Conference on Tuesday, April 7, 2020.

About NHI

Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.